UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 10/A

Amendment No. 3

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Freedom Holdings, Inc. f/k/a Freedom Energy Holdings, Inc.
(Exact name of registrant as specified in its charter)

333-140530

Commission file number

Maryland	56-2560951
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

6461 N 100 E

Ossian, Indiana 46777

 (Address of Principal Executive Offices) (Zip Code)

Issuer's telephone number: (260)-490-9990

Fax Number (866)-745-8713

Email: bkistler1956@gmail.com

(Registrant’s telephone number, including area code)

Securities to be Registered Under Section 12(b) of the Act:

None

Securities to be Registered Under Section 12(g) of the Act:

Common Stock, Par Value $0.0001

(Title of Class)

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large, accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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Item 1. Business

(a) Business Development

FREEDOM HOLDINGS, INC F/K/A Freedom Energy Holdings, Inc. (“we”, “us”, “our”, the “Company” or the “Registrant”) was incorporated in the State of Maryland on June 16, 2005. Since inception, the Company has been engaged in the following sectors. The Company was formed to participate in the mortgage industry however was forced to cease mortgage operations during the 2008 housing crisis at which time the Company acquired small oil and gas leases in SE Kansas. In 2012 the company sold the leases and began unsuccessful effort to develop technology to recycle asphalt shingles. In 2015 (based upon the efforts and experience of our CEO) began consulting other small private and public companies assisting in the process of going public and introduction of legal and auditing firm. Since 2015 our CEO has continued to consult with other businesses both Public and Private but has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The Company is continuing its consulting business, however from this point forward is seeking the acquisition of or merger with an existing company. The Company may incur losses in seeking a business combination and our Chief Executive Officer intends to spend a limited amount of time seeking a business combination. The Company selected will continue to have September 31 as its fiscal year end.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related MD&A;

●	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.

●	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

●	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this registration statement, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We are choosing to utilize the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act. This election is irrevocable and allows our Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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(b) Business of Issuer

The analysis of new business opportunities will be undertaken by or under the supervision of Brian Kistler, the sole officer and director of the Registrant. As of this date, the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company. The Registrant has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Registrant will consider the following kinds of factors:

(a) Potential for growth, indicated by new technology, anticipated market expansion or new products.

(b) Competitive position as compared to other firms of similar size and experience within the industry segment as well as with the industry as a whole.

(c) Strength and diversity of management, either in place or scheduled for recruitment.

(d) Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources.

(e) The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials.

(f) The extent to which the business opportunity can be advanced.

(g) The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

(h) Other relevant factors.

Brian Kistler has served as our President/Chairman of the Board of Directors since the inception of the Company and is an active Arbitrator with the Financial Industry Regulatory Authority (FINRA) for the State of Indiana. Mr. Kistler has extensive work history in the financial services industry. He began working at the securities firm Edward Jones in 1987 and over five (5) years increased his assets under management to $45 million dollars. Mr. Kistler then joined Linsco/Private Ledger in 1992, an independent broker/dealer firm, where he worked as an independent contractor. In 1994 he was recruited by broker/dealer Hilliard Lyons to develop the northeast area of Indiana. During his time at Hilliard/Lyons, Mr. Kistler had assets under management of nearly $100 million dollars. In 1999 Mr. Kistler was hired by Raymond James & Associates to manage their recently acquired Fort Wayne, Indiana office. Subsequently, he became the manager of nine (9) Raymond James offices in Indiana. Mr. Kistler’s responsibilities included managing fifty-three employees with client assets under management in excess of one billion dollars. During his time as manager, the revenues and assets under management grew substantially as a direct result of Mr. Kistler’s ability to recruit, retain and train high quality financial advisors. Mr. Kistler retired from his position with Raymond James in December 2005 to focus on the development of Freedom Holdings, Inc. Freedom Holdings, Inc. is an ongoing operation.

The Company was formed to participate in the mortgage industry however was forced to cease mortgage operations during the 2008 housing crisis at which time the Company acquired small oil and gas leases in SE Kansas. In 2012 the company sold the leases and began unsuccessful effort to develop technology to recycle asphalt shingles. In 2015 (based upon the efforts and experience of our CEO) began consulting other small private and public companies assisting in the process of going public and introduction of legal and auditing firm. Since 2015 our CEO has continued to consult with other businesses both Public and Private but has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The Company is continuing its consulting business, however from this point forward is seeking the acquisition of or merger with an existing company. The Company selected will continue to have September 31 as its fiscal year end.

Mr. Kistler is also the President of New Opportunity Business Solutions, Inc. (NOBS), a business consulting company in which Mr. Kistler serves in a consultancy status as an officer and director of public companies. Currently, NOBS only has 5 clients that require approximately 15 hours per month of Mr. Kistler time and attention and will not detract from his ability to oversee our company’s operations. Mr. Kistler was the founder and CEO of Freedom Holding Inc.

We believe that Mr. Kistler’s experience in the securities industry as well as the managerial skills he developed during such tenure provide ample qualification for Mr. Kistler to serve as an officer and director for our Company and opens the opportunity for him to find an appropriate acquisition or merger candidate. As a result of his duties and responsibilities with other than Freedom Energy Holdings, Inc., Mr. Kistler intends to devote approximately 5 hours per week to the development of our business. As we have limited operating history and revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination.

In applying for foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant’s limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

FORM OF ACQUISITION

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Registrant. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other “tax free” provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity.

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In addition, depending upon the transaction, the Registrant’s current stockholders may be substantially diluted to less than 20% of the total issued and outstanding shares of the surviving entity and possibly even eliminated as stockholders by an acquisition. Current shareholders will seek to either maintain an equity interest in the surviving company or a cash payment in exchange for outstanding shares, or a combination thereof.

The present stockholders of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction. As part of such a transaction, all, or a majority of, the Registrant’s sole director may resign, and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Registrant of the related costs incurred.

We presently have no employees apart from our management. Our sole officer and director is engaged in outside business activities and anticipates that he will devote to our business very limited time (estimated at five hours per week) until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

(c) Reports to security holders.

(1) The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of any such report.

(2) The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

(3) The public may read and copy any materials the Company files with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Item 1A. Risk Factors

Our business is difficult to evaluate because we have limited operating business and our shareholders will not know what future business we will enter into until we effectuate a transaction.

As we have limited operating history and revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination.

We have no significant assets or financial resources.

We will, in all likelihood, sustain operating expenses without adequate corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. There can be no assurances that we can identify a suitable business opportunity and consummate a business combination. Our independent auditor has issued a going concern opinion.

Due to the Registrant’s limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

                As we have limited capital available for the investigation and search for a merger/acquisition candidate we may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

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Company possesses limited funds and will be extremely limited in its attempts to locate potential business situations for investigation

                As we have limited capital available for the investigation and search for a merger/acquisition candidate we will be extremely limited in its attempts to locate potential business situations for investigation

The Company may not be the surviving company and shareholders may be cashed-out

                Depending on the structure of the merger or acquisition, the Company may not be the surviving company and shareholders may be cashed-out

The Company may never locate a potential business combination

                Due to the limited amount of capital and time to investigate a merger/acquisition candidate the Company may never locate a potential business combination.

The Company will incur costs to improve internal controls over financial reporting.

                The potential business combination will add legal, accounting and audit expenses in the preparation of the financial reporting requirements to improve the internal controls of being a public company. Presently these added costs are being paid by our CEO.

There is competition for those private companies suitable for a merger transaction of the type contemplated by management and as a non-trading company we are a competitive disadvantage to some of our competitors and may reduce the likelihood of us consummating a deal.

We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

We have no existing agreement for a business combination or other transaction and there is no guarantee that we will be able to negotiate a transaction that will benefit our shareholders.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Management intends to devote only limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination, management anticipates devoting limited time to our affairs. Presently, our sole officer and director, Brian Kistler, is also the sole owner of New Opportunity Business Solutions, Inc, and serves in a consultant status as an officer and director for several publicly quoted companies, therefore the company anticipates that he will spend only approximately five hours per week on our affairs. Our sole officer has not entered into written employment agreements with us and is not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummated a successful business combination.

Management May Be Entrenched and may increase the risks of delaying, deferring or preventing a change of control.

Because it may be difficult to effect a change in control of the Company without current management consent, management may be entrenched even though stockholders may believe other management may be better and a potential suitor who may be willing to pay a premium to acquire us may not attempt to do so.

Such concentration of ownership may have the effect of delaying, deferring, or preventing a change in control of the Company and entrenching current management even though stockholders may believe other management may be better. Potential suitors who otherwise might be willing to pay a premium to acquire us may decide not to acquire us because it may be difficult to effect a change in control of us without current management’s consent. Mr. Kistler has the ability to control the outcome on all matters requiring stockholder approval, including the election and removal of directors; any merger, consolidation, or sale of all or substantially all of our assets; and the ability to control our management.

We Are Dependent on The Services of a Certain Key Employee. The Loss of His Services Could Harm Our Business.

Our success largely depends on the continuing services of our Chief Executive Officer and Chairman, Brian Kistler. We believe that Mr. Kistler possess valuable knowledge, experience and leadership abilities that would be difficult in the short term to replicate. The loss of him as a key employee could harm our operations, business plans and cash flows. Mr. Kistler have agreed to dedicate approximately 5 hours per week to the development of our business. This limited amount of time that Mr. Kistler is able to devote to the development of our business on a weekly basis may inhibit our ability to attract or locate an adequate acquisition.

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Shareholder approval will likely not be obtained for any acquisition or business combination and that if it is obtainedthat, "may result in delay and additional expense in the consummation of any proposedtransaction and will also give rise to certain appraisal rights to dissenting stockholders."

                Because of the voting control of Brian Kistler, our CEO, shareholder approval will likely not be obtained for any acquisition or business combination and that if it is obtained that, "may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders”, due to the cost and time of soliciting the approval of all shareholders. As a result, the decision for a merger or acquisition lies solely upon the judgement of our CEO.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirement may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise, suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

We may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign company, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

There is currently a limited and sporadic trading market for our common stock, and liquidity of shares of our common stock is limited.

Our shares of common stock is quoted on the Over-the-Counter Pink Sheets and has a limited public trading market for our common stock. Further, no increased public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files a registration statement under the Securities Act of 1933, as amended (the “Securities Act”). Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations.

Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

There are issues impacting liquidity of our securities with respect to the fact that we will need to file a resale registration statement to create liquidity in our common stock.

Since our shares of common stock issued prior to a business combination or reverse merger cannot currently, nor will they for a considerable period of time after we complete a business combination, be available to be offered, sold, pledged or otherwise transferred without being registered pursuant to the Securities Act, we will likely file a resale registration statement on Form S-1, or some other available form, to register for resale such shares of common stock. We cannot control this future registration process in all respects as some matters are outside our control. Even if we are successful in causing the effectiveness of the resale registration statement, there can be no assurances that the occurrence of subsequent events may not preclude our ability to maintain the effectiveness of the registration statement. There may be resale restrictions imposed by rule 144(i) for one year following the company no longer being considered a shell company. Any of the foregoing items could have adverse effects on the liquidity of our shares of common stock.

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We have never paid dividends on our common stock and if we do not pay dividends in the future then our shareholders can only benefit from their shares by selling such stock either in the public marketplace or in a private transaction.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into us to further our business strategy.

We may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Our business will have no meaningful increase of revenue unless and until we merge with or acquire an operating business.

                We are a development stage company and have had limited revenue from operations. We may not realize any revenue increases unless and until we successfully merge with or acquire an operating business.

We intend to issue more shares in a merger or acquisition, which will result in substantial dilution.

                Our Certificate of Incorporation authorizes the issuance of a maximum of 10,000,000,000 shares of common stock and a maximum of 100,000,000 shares of preferred stock. Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interested of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

Our principal stockholders may engage in a transaction to cause us to repurchase their shares of common stock.

In order to provide an interest in us to a third party, our stockholders may choose to cause us to sell our securities to one or more third parties, with the proceeds of such sale(s) being utilized by us to repurchase shares common stock held by them. As a result of such transaction(s), our management, principal stockholder(s) and Board of Directors may change.

We anticipate that the selection of a business combination will be complex and extremely risky.

Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or perceived benefits of becoming a publicly traded corporation.

Our business focus has changed four times since inception in 2005 and Management has limited exerience

At inception the Company was formed to serve the mortgage industry, however as a result of the failure of the mortgage industry the Company focus was amended to focus on the energy markets which was not successful. The Company then focused on marketing an asphalt shingle recycling technology which ultimately was also unsuccessful. Since 2017 the Company was solely focused on the business consulting of our CEO.He has had limited participation in mergers/acquisitions of private companies into public companies, therefore he may not be successful finding a business combination.

We have conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

We have not conducted market research concerning prospective business opportunities, nor have others made the results of such market research available to us. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Our shares may be subject to the “penny stock” rules, following such a reverse merger transaction which might subject you to restrictions on marketability and may not be able to sell your shares.

The common stock is quoted and tradable on the Over-the- Counter Pink Sheets, we are subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Additional risks may exist since we will assist a privately held business to become public through the “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future. Failure to develop or maintain an active trading market for our common stock will have a generally negative effect on the price of our common stock and you may be unable to sell your common stock or any attempted sale of such common stock may have the effect of lowering the market price. Your investment could be a partial or complete loss.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system.) Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price of liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

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We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange and therefore it is possible that our stockholders will not be able to liquidate their investment in our stock and we may not access to capital available to companies trading on these exchanges.

Following a business combination, we may seek the listing of our common stock on NASDAQ or the American Stock Exchange. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

Our authorization of blank check preferred stock could be used to discourage a take-over transaction involving an actual or potential change in control of us or our management.

Our Certificate of Incorporation authorizes the issuance of up to 750,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized preferred stock, there can be no assurance that the Company will not do so in the future.

Lack of diversification should be considered to a substantial risk.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and dilution of interest for present and prospective stockholders, which is like to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered to a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

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The registration statement contains forward-looking statements and information relating to us, our industry and to other businesses which may differ materially from those currently contemplated in our forward-looking statements.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by the information currently available to our management. When used in this registration statement, the words “estimate,” “project,” “anticipate,” intend,” “except” and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to the future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We do not undertake any obligation to publicly release any revisions of these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events.

Item 2. Financial Information

MANAGEMENT’S DICUSSION AND ANALYSIS OR PLAN OF OPERATION

We will seek to grow by attempting to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with, and existing company. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

We do not currently engage in any business activities that provide positive cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury or with additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management or other investors. As it is to the advantage of all current shareholders to advance our search for acquisition targets all shareholders will, through their personal networking, make known the objective of the company to potential prospective acquisition targets. Management, furthermore, will make known the availability of the company’s public status to business brokers and consultants that are focused on mergers and acquisitions.

10

During the next 12 months we anticipate incurring costs related to:

(i) Filing of Exchange Act reports, and

(ii) Consummating an acquisition

We anticipate that our cost for filing Exchange Act reports for the next 12 months will be approximately $2,500. We anticipate that we also should be able to consummate a business combination for approximately $2,500. We believe we will be able to meet these costs through use of funds in our treasury and additional amounts, as necessary to be loaned by our invested in us by our stockholders, management or other investors. Out limited revenues are reflecting the consulting fees earned from our CEO’s efforts and are recorded as income in the financial statements.

We are in the development stage and have negative working capital, negative stockholders’ equity and have earned limited revenues from operations to date. These conditions raise substantial doubt about our ability to continue as a going concern. We are currently devoting our efforts to locating merger candidates. Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, ultimately, achieve profitable operations.

We may consider a business which has recently commenced operations, in a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Our sole officer and director has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and dilution of interest for present and prospective stockholders, which is like to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered to a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

We anticipate that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or perceived benefits of becoming a publicly traded corporation. We intend to contact various stock transfer agents, investment relation firms and business development entities to locate potential candidates for a business combination transaction. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. An additional perceived benefit for a private operating company in becoming public by merging with us as opposed to filing its own form 10 registration statement is the time and money required to get through the process. This private company must take into account the consideration that such private company would have to provide to us in such a transaction as well as our obligation to file a Form 8-K in connection with such a transaction including Form 10 information regarding the private operating company. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

11

PLAN OF OPERATION.

The Company is in the process of investigating potential business ventures which, in the opinion of management, will provide a source of eventual profit to the Company. Such involvement may take many forms, including the acquisition of an existing business or the acquisition of assets to establish subsidiary businesses. Mr. Kistler expects to remain involved as management of any acquired business.

The Company possesses limited funds and will be extremely limited in its attempts to locate potential business situations for investigation. The Company has commenced the process of investigating possible merger and acquisition candidates and believes that the Company’s status as a publicly held corporation will enhance its ability to locate such potential business ventures. No assurance can be given as to when Mr. Kistler may locate suitable business opportunities and such opportunities may be difficult to locate; however, Mr. Kistler intends to actively search for potential business ventures for the foreseeable future.

Business opportunities, if any arise, are expected to become available to Freedom Holdings principally from the personal contacts of Mr. Kistler. While it is not expected that the Company will engage professional firms specializing in business acquisitions or reorganizations, such firms may be retained if funds become available in the future, and if deemed advisable. Opportunities may thus become available from professional advisors, securities broker-dealers, venture capitalists, members of the financial community, and other sources of unsolicited proposals. Mr. Kistler is unable to predict at this time the cost of locating a suitable business opportunity.

The analysis of business opportunities will be undertaken by or under the supervision of Mr. Kistler. Among the factors which he will consider in analyzing potential business opportunities are the available technical, financial and managerial resources; working capital and financial requirements; the history of operation, if any; future prospects; the nature of present and anticipated competition; potential for further research, developments or exploration; growth and expansion potential; the perceived public recognition or acceptance of products or services; name identification, and other relevant factors.

It is not possible at present to predict the exact manner in which the Company may participate in a business opportunity. Specific business opportunities will be reviewed and based upon such review, the appropriate legal structure or method of participation will be decided upon by management. Such structures and methods may include, without limitation, leases, purchase and sale agreements, licenses, joint ventures; and may involve merger, consolidation or reorganization. The Company may act directly or indirectly through an interest in a partnership, corporation or reorganization. However, it is most likely that any acquisition of a business venture the Company would make would be by conducting a reorganization involving the issuance of FREEDOM HOLDING’s restricted securities. Such a reorganization may involve a merger (or combination pursuant to state corporate statutes, where one of the entities dissolves or is absorbed by the other), or it may occur as a consolidation, where a new entity is formed and FREEDOM HOLDING, and such other entity combine assets in the new entity. Reorganization may also occur, directly or indirectly, through subsidiaries, and there is no assurance that the Company would be the surviving entity. Any such reorganization could result in loss of control of a majority of the shares. Mr. Kistler or other members of management, if any, at the time of reorganization may be required to resign in connection with reorganization. Substantial dilution of percentage equity ownership may result to the stockholders. The Company may choose to enter into a venture involving the acquisition of or merger with a company which does not need substantial additional capital but desires to establish a public trading market of its securities. Such a company may desire to consolidate its operations with the Company through a merger, reorganization, asset acquisition, or other combination, in order to avoid possible adverse consequences of undertaking its own public offering. Such consequences might include expense, time delays or loss of voting control. In the event of such a merger, the Company may be required to issue significant additional shares, and it may be anticipated that control over the Company’s affairs may be transferred to others.

As part of his investigation of acquisition possibilities, Mr. Kistler may meet with executive officers of the business and its personnel; inspect its facilities; obtain independent analysis or verification of the information provided, and conduct other reasonable measures, to the extent permitted by the Company’s limited resources and Mr. Kistler’s limited expertise. Generally, Mr. Kistler intends to analyze and make a determination based upon all available information without reliance upon any single factor as controlling.

12

It may be anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention, and substantial costs for accountants, attorneys and others. Should a decision thereafter be made not to participate in a specific business opportunity, it is likely that costs already expended would not be recoverable. It is likely, in the event a transaction should eventually fail to be consummated, for any reason, that the costs incurred by the Company would not be recoverable. Mr. Kistler is entitled to reimbursement for all expenses incurred in his investigation of possible business ventures on behalf of the Company, and no assurance can be given that if the Company has available funds, they will not be depleted by such expenses.

Mr. Kistler believes the best chance to obtain value for the stockholder is to seek a merger or acquisition with an existing business. At this time, Mr. Kistler has not been able to locate any potential mergers or acquisitions.

The Company is not able to determine the time or resources that will be necessary to locate and acquire or merge with a business prospect. There is no assurance that the Company will be able to acquire an interest in any such prospects, products or opportunities that may exist or that any activity of the Company, regardless of the completion of any transaction, will be profitable.

If and when Mr. Kistler locates a business opportunity, he will consider the dollar amount of that entity’s profitable operations and the adequacy of its working capital in determining the terms and conditions under which the Company would consummate such an acquisition. Potential business opportunities, no matter which form they may take, will most likely result in substantial dilution for the Company’s stockholders due to the issuance of stock to acquire such an opportunity.

We have limited history as a public company. We do not currently file with the SEC annual and quarterly information and other reports that are specified in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and SEC regulations. Thus, we will need to ensure that we will have the ability to prepare, on a timely basis, financial statements that comply with SEC reporting requirements following the effectiveness of this registration statement. We will also become subject to other reporting and corporate governance requirements, including the listing standards of any securities exchange upon which we may list our Common Stock, and the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the regulations promulgated thereunder, which impose significant compliance obligations upon us. As a public company, we will be required, among other things, to:

•	prepare and distribute reports and other stockholder communications in compliance with our obligations under the federal securities laws and the applicable national securities exchange listing rules;
•	define and expand the roles and the duties of our Board of Directors and its committees;
•	institute more comprehensive compliance, investor relations and internal audit functions;
•

evaluate and maintain our system of internal control over financial reporting, and report on management’s assessment thereof, in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and related rules and regulations of the SEC; and

•	involve and retain outside legal counsel and accountants in connection with the activities listed above.

The adequacy of our internal control over financial reporting must be assessed by management for each year commencing with the year ending December31, 2021. Our internal control over financial reporting will be required to meet the standards required by Section 404 of the Sarbanes-Oxley Act. We will incur additional costs in order to improve our internal control over financial reporting and comply with Section 404, including increased auditing and legal fees and costs associated with hiring additional accounting and administrative staff. Ultimately, our efforts may not be adequate to comply with the requirements of Section 404 of which is currently being paid by our CEO If we are unable to implement and maintain adequate internal control over financial reporting or otherwise to comply with Section 404, we may be unable to report financial information on a timely basis, may suffer adverse regulatory consequences, may have violations of the applicable national securities exchange listing rules and may breach covenants under our credit facilities.

13

The significant obligations related to being a public company will continue to require a significant commitment of additional resources and management oversight that will increase our costs and might place a strain on our systems and resources. As a result, our management’s attention might be diverted from other business concerns. In addition, we might not be successful in implementing and maintaining controls and procedures that comply with these requirements. If we fail to maintain an effective internal control environment or to comply with the numerous legal and regulatory requirements imposed on public companies, we could make material errors in, and be required to restate, our financial statements. Any such restatement could result in a loss of public confidence in the reliability of our financial statements and sanctions imposed on us by the SEC.

Item 3. Properties

We neither rent nor own any properties. We utilize the office space and equipment of our management at no cost. Management estimates such amounts to be immaterial. We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4. Security Ownership of Certain Beneficial Owners and Management

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of June 30, 2021, the number of shares of common stock owned of record and beneficially by our executive officer, director and persons who beneficially own more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Brian K. Kistler[1] 6461 N 100 E Ossian, IN 46777	665 common 2 Preferred A shares[2] 68,200 Preferred B shares[2] 97,936 Preferred D shares[2]	0.06% 100% 30% 29%

(1) Brian K. Kistler serves as sole officer (President) and Director of the Company.

(2) The terms of the preferred shares owned by Brian Kistler are disclosed in the exhibit 3.3 Certificate of Amendment Filed herewith

Item 5. Directors and Executive Officers

A. Identification of Directors and Executive Officers.

Our officers and directions and additional information concerning them are as follows:

Name	Age	Position
Brian K. Kistler	65	President, Director

Brian K. Kistler, President and Director

Brian K. Kistler has served as our President/Chairman of the Board of Directors since the inception of the Company and is an active Arbitrator with the Financial Industry Regulatory Authority (FINRA) for the State of Indiana. Mr. Kistler has extensive work history in the financial services industry. He began working at the securities firm Edward Jones in 1987 and over five (5) years increased his assets under management to $45 million dollars. Mr. Kistler then joined Linsco/Private Ledger in 1992, an independent broker/dealer firm, where he worked as an independent contractor. In 1994 he was recruited by broker/dealer Hilliard Lyons to develop the northeast area of Indiana. During his time at Hilliard/Lyons, Mr. Kistler had assets under management of nearly $100 million dollars. In 1999 Mr. Kistler was hired by Raymond James & Associates to manage their recently acquired Fort Wayne, Indiana office. Subsequently, he became the manager of nine (9) Raymond James offices in Indiana. Mr. Kistler’s responsibilities included managing fifty-three employees with client assets under management in excess of one billion dollars. During his time as manager, the revenues and assets under management grew substantially as a direct result of Mr. Kistler’s ability to recruit, retain and train high quality financial advisors. Mr. Kistler retired from his position with Raymond James in December 2005 to focus on the development of Freedom Holdings, Inc. Freedom Holdings, Inc. is an ongoing operation.

The Company was formed to participate in the mortgage industry however was forced to cease mortgage operations during the 2008 housing crisis at which time the Company acquired small oil and gas leases in SE Kansas. In 2012 the company sold the leases and began unsuccessful effort to develop technology to recycle asphalt shingles. In 2015 (based upon the efforts and experience of our CEO) began consulting other small private and public companies assisting in the process of going public and introduction of legal and auditing firm. Since 2015 our CEO has continued to consult with other businesses both Public and Private but has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The Company is continuing its consulting business, however from this point forward is seeking the acquisition of or merger with an existing company. The Company selected will continue to have September 30 as its fiscal year end.

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Mr. Kistler is also the President of New Opportunity Business Solutions, Inc. (NOBS), a business consulting company in which Mr. Kistler serves in a consultancy status as an officer and director of public companies. Currently, NOBS only has 5 clients that require approximately 15 hours per month of Mr. Kistler time and attention and will not detract from his ability to oversee our company’s operations. Mr. Kistler was the founder and CEO of Freedom Holding Inc.

We believe that Mr. Kistler’s experience in the securities industry as well as the managerial skills he developed during such tenure provide ample qualification for Mr. Kistler to serve as an officer and director for our Company. As a result of his duties and responsibilities with Freedom Energy Holdings, Inc., Mr. Kistler intends to devote approximately 5 hours per week to the development of our business.

B.	Significant Employees. None.

C.	Family Relationships. None.

D.

Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders of decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past ten years.

E.

The Board of Directors acts as the Audit Committee, and the Board has no separates committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such expert. The Company intends to continue to search for a qualified individual for hire.

15

Item 6. Executive Compensation

The Company’s sole officer and director has not received any cash remuneration since inception. He will not receive any remuneration until the consummation of an acquisition. On September 1, 2020, the Company authorized 12,000 shares of series D preferred stock, to Brian Kistler for the service rendered at $10 per share with a par value of $0.0001 per share.

Our sole officer and director intend to devote very limited time (approximately five hours per week) to our affairs.

It is possible that, after the Company successfully consummates a business with an unaffiliated entity, that the entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

Item 7. Certain Relationship and Related Transactions, and Director Independence

We utilize the office space and equipment of our management at no cost.

On September 1, 2020, the Company authorized 12,000 shares of series D preferred stock, to Brian Kistler for the service rendered at $10 per share with a par value of $0.0001 per share.

Except as set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

We have not:

•

Established our own definition for determining whether our director or nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current directors would not be deemed to be “independent” under any applicable definition given that he is an officer of the company; nor,

•	Established any committees of the Board of Directors.

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Given the nature of our company, its limited shareholder base and the current composition of management, the Board of Directors does not believe that we require any corporate governance committees at this time. The Board of Directors takes the position that management of a target business will establish:

•	Its own Board of Directors
•	Establish its own definition of “independent” as related to directors and nominees for directors,
•	Establish committees that will be suitable for its operations after the Company consummates a business combination

Item 8. Legal Proceedings

Presently, there are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

Item 9. Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

(a) Market information

Our Common Stock is quoted on the Over-the-Counter Pink Sheets under the trading symbol FHLD We cannot assure you that there will be a market for our common stock in the future. See the High and Low Bid data below adjusted for the July 19, 2021 reverse split:

Fiscal Year 2021 (through June 30, 2021)	High Bid	Low Bid
First Quarter	$1.00	$0.50
Second Quarter	$2,00	$2.50
Third Quarter	$4.00	$5.50

Fiscal Year 2020	High Bid	Low Bid
First Quarter	$0.50	$0.50
Second Quarter	$0.50	$0.50
Third Quarter	$0.50	$0.50
Fourth Quarter	$0.50	$0.50

Fiscal Year 2019	High Bid	Low Bid
First Quarter	$0.50	$050
Second Quarter	$0.50	$050
Third Quarter	$0.50	$050
Fourth Quarter	$0.50	$050

(b) Holders

As of June 30, 2021, there are 1,077,582 shares post reverse and 2,251 holders of an aggregate of shares of our Common Stock issued and outstanding.

(c) Dividends.

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the president intention of management to utilize all available funds for the development of the Registrant’s business.

Item 10. Recent Sale of Unregistered Securities

Since January 1, 2015, and as of June 30, 2021, there has not been any sale of common shares.

17

Item 11. Description of Registrant’s Securities to be Registered

(a) Common and Preferred Stock.

We are authorized by its Certificate of Incorporation to issue an aggregate of 10,001,000,000 shares of capital stock, of which 10,000,000,000 are shares of common stock, par value $0.0001per share (the “Common Stock”) and 1,000,000 are shares of preferred stock, par value $0.0001per share (the “Preferred Stock”). As of June 30, 2021, 5,387,911,558 (1,077,582 post reverse) shares of Common Stock and 710,496 shares of Preferred Stock were issued and outstanding.

On April 15, 2021, the Company submitted an Issuer Company Related Action Notification to FINRA requesting:

1.	a name change of the Company to Freedom Holdings, Inc. to match the Maryland Secretary of State amended on April 20, 2021; and
2.	Reverse Split.

On July 19, 2021 the Company was notified by FINRA that the review of the Corporate Action was completed and the requested name/symbol change and reverse split was permitted so that the:

1.	name change of the Company to Freedom Holdings, Inc. to match the Maryland Secretary of State amended on April 20, 2021; and
2.	Reverse Split so that the authorized Capital Common Stock of the Company became :

a.	Five Hundred Million (500,000,000), Common stock with a par value of $0.0001 per share.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matter submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuances of up to 100,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized Preferred Stock, there can be no assurance that the Company will not do so in the future.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirely by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

(b) Debt Securities.

None

(c) Other Securities To Be Registered.

None

Item 12. Indemnification of Directors and Officers

Our sole director and officer is indemnified as provided by the Maryland corporate law and our Bylaws. We have agreed to indemnify all of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the adjudication of such issue.

Item 13. Financial Statements and Supplementary Data

We have been advised that in the opinion of the Securities Exchange Commission indemnification for liabilities arising under the Securities Act against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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FREEDOM HOLDINGS, INC F/K/A

FREEDOM ENERGY HOLDINGS, INC.

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Freedom Energy Holdings, Inc.

Introduction

We have reviewed the consolidated balance sheets of FREEDOM HOLDINGS, INC F/K/A FREEDOM ENERGY HOLDINGS, INC (the “Company”) as of June 30, 2021, the related statements of operations, changes in shareholders’ equity and cash flows, for the three-month period then ended, and a summary of the significant accounting policies and other explanatory notes. Management is responsible for the preparation and fair presentation of this interim financial information in accordance with U.S. generally accepted accounting principles.

Scope of Review

We conducted our review in accordance with International Standard on Review Engagement 2410, Review of Interim Financial Information performed by the Independent Auditor of the entity. A review of interim financial information consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with International Standards on Auditing and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusion

Based on our review, nothing has come to our attention that causes us to believe that the accompanying financial information does not give a true and fair view of the financial position of the entity as of June 30, 2021 and of its financial performance and its cashflows for the three-month period then ended in accordance with U.S. generally accepted accounting principles.

 OLAYINKA OYEBOLA & CO.

 (Chartered Accountants)

We have served as the Company’s auditor since April 2021.

August 16th, 2021.

Lagos Nigeria

F-2

FREEDOM HOLDINGS, INC F/K/A FREEDOM ENERGY HOLDINGS, INC. BALANCE SHEETS (Unaudited)

	June 30, 2021	September 30, 2020
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash	$55	$19
Total Current Assets	55	19

Total Assets	55	19

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Account Payable	$4,473	$1,773
Accrued Expense	16,775	18,405
Total Current Liabilities	21,248	20,178

Non-Current Liabilities:
Note payable	$98,104	$101,555
Total Non-Current Liabilities	98,104	101,555

Total Liabilities	119,352	121,733

Shareholders’ Equity:
Preferred Stock, $0.0001 par value, 100,000,000 shares authorized, 710,496 and 686,496 shares issued and outstanding, respectively.	71	71
Common stock, $0.0001 par value, 10,000,000,000 shares authorized, 1,077,582 and 1,077,582 shares issued and outstanding respectively	108	108
Additional paid in capital	9,334,761	9,334,761
Retained deficit	(9,454,237)	(9,456,654)
Total Owners’ Equity	(119,297)	(121,714)
Total Liabilities and Owners ‘Equity	$55	$19

The accompanying notes are an integral part of these financial statements.

F-3

FREEDOM HOLDINGS, INC F/K/A FREEDOM ENERGY HOLDINGS, INC. STATEMENTS OF OPERATIONS (Unaudited)

	For the Three Months Ended June 30, 2021	For the Three Months Ended June 30, 2020	For the Nine Months Ended June 30, 2021	For the Nine Months Ended June 30, 2020

Revenue	$9,300	$5,209	$21,900	$7,519
Cost of revenue	-	-	-	-
Gross Margin	9,300	5,209	21,900	7,519

Professional Fee	7,575	-	7,575	-

General and Admin Expense	1,145	399	1,859	1,517
Total Operating Expense	8,720	399	9,434	1,517

Net Income from Operation	580	4,810	12,466	6,002

Other Income / (Expense)

Interest Expense	(3,955)	-	(10,049)
			-	43,674
Net Income	(3,375)	4,810	2,417	2,472

Income per share*	$(0.00)	$0.00	$0.00	$0.00
Weighted average shares outstanding*	1,077,582	1,077,582	1,077,582	1,077,582

* (adjusted for the 1 for 5,000 reverse stock split effectuated on July 19, 2021.)

The accompanying notes are an integral part of these financial statements.

F-4

FREEDOM HOLDINGS, INC F/K/A FREDOM ENERGY HOLDINGS, INC. STATEMENTS OF SHAREHOLDERS’ DEFICIT FOR THE PERIOD ENDED JUNE 30, 2021, AND SEPTEMBER 30, 2020 (Unaudited)

	Preferred Stock		Common Stock		Additional Paid in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
Balance, October 1, 2019	686,496	$69	1,077,582	$108	$9,094,763	(9,216,113)	$(121,173)
Preference shares issued for compensation	24,000	2	-	-	239,998	-	240,000
Net loss	-	-	-	-	-	(240,541)	(240,541)
Balance, September 30, 2020	710,496	$71	1,077,582	$108	$9,334,761	$(9,456,654)	$(121,714)

Balance, October 1, 2020	710,496	$71	1,077,582	$108	$9,334,761	(9,456,654)	$(121,714)

Net Income	-	-	-	-	-	2,417	2,417
Balance, June 30, 2021	710,496	$71	1,077,582	$108	$9,334,761	$(9,454,237)	$(119,297)

The accompanying notes are an integral part of these financial statements.

F-5

FREEDOM HOLDINGS, INC F/K/A FREDOM ENERGY HOLDINGS, INC. STATEMENTS OF CASH FLOWS (Unaudited)

	For the Nine Months Period Ended June 30, 2021	For the Nine Months Period Ended June 30, 2020
Cash Flows from Operating Activities:
Net loss	$2,417	$2,472
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in operating assets and liabilities:
Account payable and accruals	1,069	(1,409)
Net cash provided by operations	3,486	1,063

Cash Flows from Financing Activities:
Repayment of notes payable	(3,450)	(1,205)
Net cash provided by financing activities	(3,450)	(1,205)

Net change in cash	36	(142)
Cash at Beginning of Period	19	161
Cash at End of Period	$55	$19

Supplemental Disclosure of non-cash activity:
Interest paid	$10,049	$3,530
Taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

F-6

FREEDOM HOLDINGS, INC F/K/A

FREEDOM ENERGY HOLDINGS, INC

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2021

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Freedom Holdings, Inc. (the “Company”) is a for profit corporation established under the corporation laws in the State of Maryland, United States of America on June 15, 2005.

Since inception the Company has devoted substantially all its efforts to establishing a new business. The Company has generated expenses and limited revenue from the efforts.

The Company’s activities are subject to significant risks and uncertainties including failure to secure additional funding to properly execute the company’s business plan.

The Company has adopted September 30 fiscal year end.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk

We maintain our cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. We continually monitor our banking relationships and consequently have not experienced any losses in our accounts. We believe we are not exposed to any significant credit risk on cash.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents for the period ended June 30, 2021.

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding, and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented. There are no potentially dilutive shares of common stock

F-7

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Revenue recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

Fair Value Measurements

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is estimated by applying the following hierarchy, which prioritize the inputs used to measure fair value into three levels and bases the categorization with the hierarchy upon the lowest level of input that is available and significant to the fair value measurement.

The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy under ASC 820 are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs, other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g. interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

The Company’s cash and cash equivalents and short-term investments are classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices. The carrying amounts of accounts payable, advances payable and short-term loans approximate their fair value due to short term maturities.

Recently issued accounting pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company has adopted this accounting standard update.

On June 20, 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant-date under ASC718 and forgo revaluing the award after this date. The guidance is effective for interim and annual periods beginning after December 15, 2018.

F-8

In November 2019, the FASB issued ASU 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivative and Hedging (Topic 815, and Leases (Topic 841). This new guidance will be effective for annual reporting periods beginning after December 15, 2019, including interim periods within those annual reporting periods. While the Company is continuing to assess the potential impacts of ASU 2019-10, it does not expect ASU 2019-10 to have a material effect on its financial statements.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and Equipment are first recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the various classes of assets.

 Long lived assets, including property and equipment, to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Impairment losses are recognized if expected future cash flows of the related assets are less than their carrying values. Measurement of an impairment loss is based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Maintenance and repair expenses, as incurred, are charged to expense. Betterments and renewals are capitalized in plant and equipment accounts. Cost and accumulated depreciation applicable to items replaced or retired are eliminated from the related accounts with any gain or loss on the disposition included as income.

The company do not have fixed asset as of June 30, 2021, and 2020

NOTE 4 – GOING CONCERN

As reflected in the accompanying financial statements, the Company has limited revenue, and an accumulated deficit of $9,454,237 at June 30, 2021 and had a net profit of $2,417 for the Nine Month period ended June 30, 2021. These factors raise substantial doubt about our ability to continue as a going concern. The financial statements have been prepared assuming that the Company will continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern

NOTE 5 – NOTE PAYABLE

On August 7th, 2017, the company obtained an unsecured, nonrecourse and open ended loan of $50,000.00. The loan incurs interest at 12% per annum. On December 31, 2017, the Company received a $56,977.89 Demand Instalment Loan from Bruce Miller. This loan incurs interest at 15% per annum. Mr. Miller is a personal acquaintance with our CEO. The loans are unsecure, nonrecourse and open ended. The loans require monthly repayment of principal and interest of $750.00 each. In the event that the Company is unable, the CEO has agreed to voluntarily make the payments on a non-contractual basis and to date payments have been made from the income of the Company and not by the CEO .

The following sets forth the principal and interest loan balance for the period ended June 30, 2021 and the year ended September 30 2020:

	2021	2020
Balance	98,104	104,846
Total	98,104	104,846

F-9

NOTE 6 – RELATED PARTY TRANSACTIONS

On September 1, 2020, the Company authorized 12,000 shares of series D preferred stock, to Brian Kistler for the service rendered at $10 per share with a par value of $0.0001 per share.

NOTE 7 – INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The provision for Federal income tax consists of the following at June 30, 2021 and September 30, 2020:

	2021	2020
Federal income tax benefit attributable to:
Current Operations	$-	$51,000
Less: valuation allowance	(-)	(51,000)
Net provision for Federal income taxes	$—	$—

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows at December 31:

	2021	2020
Deferred tax asset attributable to:
Net operating loss carryover	$102,492	$103,000
Less: valuation allowance	(102,492)	(103,000)
Net deferred tax asset	$—	$—

At June 30, 2021, the Company had net operating loss carry forwards of approximately $102,492 that maybe offset against future taxable income.  No tax benefit has been reported in the June 30, 2021 or 2020 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cut and Jobs Act (the “Tax Act”). The Tax Act establishes new tax laws that affects 2018 and future years, including a reduction in the U.S. federal corporate income tax rate to 21% effective January 1, 2018.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

ASC Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

F-10

NOTE 8– PREFERRED STOCK

On September 1, 2020, the Company authorized 12,000 shares of series D preferred stock, to Robin Hunt for the service rendered at $10 per share with a par value of $0.0001 per share.

On September 1, 2020, the Company authorized 12,000 shares of series D preferred stock, to Brian Kistler for the service rendered at $10 per share with a par value of $0.0001 per share.

The fair value of these share issuances was determined by management given the illiquid nature and questionable ability to create a present or future market value for these shares.

NOTE 9 - SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855, from the balance sheet date through the date the financial statement was available to be issued and has determined that there are no material subsequent events that require disclosure in these financial statements other than,

On July 19th 2021, the company effectuated a 1 for 5,000 reversed stock splits. All shares throughout these financial statements have been retroactively adjusted to reflect the reverse.

F-11

FREEDOM ENERGY HOLDINGS, INC.

F-12

To the shareholders and the board of directors of Freedom Energy Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Freedom Energy Holdings Inc (the “Company”) as of September 30, 2020, and 2019, the related statements of operations, changes in shareholders’ equity and cash flows, for each of the two years in the period ended September 30, 2020, and the related notes collectively referred to as the “financial statements”. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2020, and 2019, and the results of its operations and its cash flows for each of the two years in the period ended September 30, 2020, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the company will continue as a going concern as disclosed in Note 4 to the financial statement, the Company has suffered recuring losses from operation, and an accumulated deficit of $9,456,654 at September 30, 2020 These factors raise substantial doubt about our ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of the uncertainty.

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

We have served as the Company’s auditor since April 2021.

July 7th, 2021.

Lagos Nigeria

F-13

FREEDOM ENERGY HOLDINGS, INC. BALANCE SHEETS

	September 30, 2020	September 30, 2019
	(Audited)	(Audited)
ASSETS
Current Assets:
Cash	$19	$161
Total Current Assets	19	161

Total Assets	19	161

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Account Payable	$1,773	$1,155
Accrued Expense	18,405	15,333
Total Current Liabilities	20,178	16,488

Non-Current Liabilities:
Note payable	$101,555	$104,846
Total Non-Current Liabilities	101,555	104,846

Total Liabilities	121,733	121,334

Shareholders’ Equity:
Preferred Stock, $0.0001 par value, 100,000,000 shares authorized, 710,496 and 686,496 shares issued and outstanding, respectively.	71	69
Common stock, $0.0001 par value, 10,000,000,000 shares authorized, 1,077,582 and 1,077,582 shares issued and outstanding respectively	108	108
Additional paid in capital	9,334,761	9,094,763
Retained deficit	(9,456,654)	(9,216,113)
Total Owners’ Equity	(121,714)	(121,173)
Total Liabilities and Owners ‘Equity	$19	$161

The accompanying notes are an integral part of these financial statements.

F-14

FREDOM ENERGY HOLDINGS, INC. STATEMENTS OF OPERATIONS

	For the Years Ended September 30,
	2020	2019
Revenue	$11,419	$7,595

	11,419	7,595

Operating Expenses:
Stock based compensation	240,000	240,000
Professional fee	-	989
General and administrative expense	5,843	9,370
Total operating expenses	245,843	250,359

Net loss from operations	(234,424)	(242,764)

Other income (expense):

Interest expense	(6,117)	(1,558)
Total other expense (income)	(6,117)	(1,558)

Net loss	$(240,541)	$(244,322)

Income per share*	$0.00	$0.00
Weighted average shares outstanding*	1,077,582	1,077,582

*   (adjusted for the 1 for 5,000 reverse stock split effectuated on July 19, 2021. )

 The accompanying notes are an integral part of these financial statements.

F-15

FREDOM ENERGY HOLDINGS, INC. STATEMENTS OF SHAREHOLDERS’ DEFICIT FOR THE YEAR ENDED SEPTEMBER 30, 2020, AND 2019 (Audited)

	Preferred Stock		Common Stock		Additional Paid in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
Balance, October 1, 2018	662,496	$67	1,077,582	$108	$8,854,765	(8,971,791)	$(116,851)
Preference shares issued for compensation	24,000	2	-	-	239,998	-	240,000
Net loss	-	-	-	-	-	(244,322)	(244,322)
Balance, September 30, 2019	686,496	$69	1,077,582	$108	$9,094,763	$(9,216,113)	$(121,173)

Balance, October 1, 2019	686,496	$69	1,077,582	$108	$9,094,763	(9,216,113)	$(121,173)
Preference shares issued for compensation	24,000	2	-	-	239,998	-	240,000
Net loss	-	-	-	-	-	(240,541)	(240,541)
Balance, September 30, 2020	710,496	$71	1,077,582	$108	$9,334,761	$(9,456,654)	$(121,714)

The accompanying notes are an integral part of these financial statements.

F-16

FREDOM ENERGY HOLDINGS, INC. STATEMENTS OF CASH FLOWS

	For the Year Ended September 30, 2020	For the Year Ended September 30, 2019
Cash Flows from Operating Activities:
Net loss	$(240,541)	$(244,322)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock issued for services	240,000	240,000
Changes in operating assets and liabilities:
Account payable and accruals	3,691	4,580
Net cash provided by operations	3,150	258

Cash Flows from Financing Activities:
Repayment of notes payable	(3,291)	(895)
Net cash provided by financing activities	(3,291)	(895)

Net change in cash	(142)	(637)
Cash at Beginning of Period	161	798
Cash at End of Period	$19	$161

Supplemental Disclosure of non-cash activity:
Interest paid	$6,117	$1,558
Taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

F-17

FREEDOM ENERGY HOLDINGS, INC

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Freedom Energy Holdings, Inc. (the “Company”) is a for profit corporation established under the corporation laws in the State of Maryland, United States of America on June 15, 2005.

Since inception the Company has devoted substantially all its efforts to establishing a new business. The Company has generated expenses and limited revenue from the efforts.

The Company’s activities are subject to significant risks and uncertainties including failure to secure additional funding to properly execute the company’s business plan.

The Company has adopted September 30 fiscal year end.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk

We maintain our cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. We continually monitor our banking relationships and consequently have not experienced any losses in our accounts. We believe we are not exposed to any significant credit risk on cash.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents for the years ended September 30, 2020, and 2019.

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding, and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented. There are no potentially dilutive shares of common stock.

F-18

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Revenue recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

Fair Value Measurements

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is estimated by applying the following hierarchy, which prioritize the inputs used to measure fair value into three levels and bases the categorization with the hierarchy upon the lowest level of input that is available and significant to the fair value measurement.

The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy under ASC 820 are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs, other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g. interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

The Company’s cash and cash equivalents and short-term investments are classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices. The carrying amounts of accounts payable, advances payable and short-term loans approximate their fair value due to short term maturities.

Recently issued accounting pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company has adopted this accounting standard update.

On June 20, 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant-date under ASC718 and forgo revaluing the award after this date. The guidance is effective for interim and annual periods beginning after December 15, 2018.

F-19

In November 2019, the FASB issued ASU 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivative and Hedging (Topic 815, and Leases (Topic 841). This new guidance will be effective for annual reporting periods beginning after December 15, 2019, including interim periods within those annual reporting periods. While the Company is continuing to assess the potential impacts of ASU 2019-10, it does not expect ASU 2019-10 to have a material effect on its financial statements.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and Equipment are first recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the various classes of assets.

 Long lived assets, including property and equipment, to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Impairment losses are recognized if expected future cash flows of the related assets are less than their carrying values. Measurement of an impairment loss is based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Maintenance and repair expenses, as incurred, are charged to expense. Betterments and renewals are capitalized in plant and equipment accounts. Cost and accumulated depreciation applicable to items replaced or retired are eliminated from the related accounts with any gain or loss on the disposition included as income.

The company do not have fixed asset as of September 30, 2020, and 2019

NOTE 4 – GOING CONCERN

As reflected in the accompanying financial statements, the Company has limited revenue, and an accumulated deficit of $9,456,654 at September 30, 2020 and had a net loss of $240,541 for the year ended September 30, 2020. These factors raise substantial doubt about our ability to continue as a going concern. The financial statements have been prepared assuming that the Company will continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern

NOTE 5 – NOTE PAYABLE

On August 7th, 2017, the company obtained an unsecured, nonrecourse and open ended loan of $50,000.00. The loan incurs interest at 12% per annum. On December 31, 2017, the Company received a $56,977.89 Demand Instalment Loan from Bruce Miller. This loan incurs interest at 15% per annum. Mr. Miller is a personal acquaintance with our CEO. The loans are unsecure, nonrecourse and open ended. The loans require monthly repayment of principal and interest of $750.00 each. In the event that the Company is unable, the CEO has agreed to make the payments.

The following sets forth the principal and interest loan balance for the years ended September 30:

	2019	2020
Balance	101,555	104,846
Total	101,555	104,846

F-20

NOTE 6 – RELATED PARTY TRANSACTIONS

On September 1, 2020, the Company authorized 12,000 shares of series D preferred stock, to Brian Kistler for the service rendered at $10 per share with a par value of $0.0001 per share.

NOTE 7 – PREFERRED STOCK

On September 1, 2019, the Company authorized 12,000 shares of series D preferred stock, to Robin Hunt for the service rendered at $10 per share with a par value of $0.0001 per share.

On September 1, 2019, the Company authorized 12,000 shares of series D preferred stock, to Brian Kistler for the service rendered at $10 per share with a par value of $0.0001 per share.

On September 1, 2020, the Company authorized 12,000 shares of series D preferred stock, to Robin Hunt for the service rendered at $10 per share with a par value of $0.0001 per share.

On September 1, 2020, the Company authorized 12,000 shares of series D preferred stock, to Brian Kistler for the service rendered at $10 per share with a par value of $0.0001 per share.

The fair value of these share issuances was determined by management given the illiquid nature and questionable ability to create a present or future value for these shares.

For additional clarification refer to:

U.S. GAAP Definition - Fair Value (Adopted in SSAP No. 100R, paragraph 4.)

FASB ASC 820, Fair Value Measurement

FASB ASC 480-10-S99 - (This guidance comes from SEC CFRR 211: Redeemable Preferred Stock):

NOTE 8 – INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used due to the new tax law recently enacted.

The provision for Federal income tax consists of the following at September 30:

	2020	2019
Federal income tax benefit attributable to:
Current Operations	$51,000	$52,000
Less: valuation allowance	(51,000)	(52,000)
Net provision for Federal income taxes	$—	$—

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows at December 31:

	2020	2019
Deferred tax asset attributable to:
Net operating loss carryover	$103,000	$52,000
Less: valuation allowance	(103,000)	(52,000)
Net deferred tax asset	$—	$—

At September 30, 2020, the Company had net operating loss carry forwards of approximately $103,000 that maybe offset against future taxable income. No tax benefit has been reported in the September 30, 2020, or 2019 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

F-21

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cut and Jobs Act (the “Tax Act”). The Tax Act establishes new tax laws that affects 2018 and future years, including a reduction in the U.S. federal corporate income tax rate to 21% effective January 1, 2018.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

ASC Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of September 30, 2020, the Company had no accrued interest or penalties related to uncertain tax positions.

NOTE 9 - SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855, from the balance sheet date through the date the financial statement were available to be issued and has determined that there are no material subsequent events that require disclosure in these financial statements other than,

On April 15, 2021, the Company submitted an Issuer Company Related Action Notification to FINRA requesting:

1.	a name change of the Company to Freedom Holdings, Inc. to match the Maryland Secretary of State amended on April 20, 2021; and
2.	Reverse Split. On July 19th 2021, the company effectuated a 1 for 5,000 reversed stock splits. All shares throughout these financial statements have been retroactively adjusted to reflect the reverse.

F-22

Item 14. Changes in and Disagreements with Accountants and Accounting and Financial Disclosure

There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits

Index of Exhibits

Exhibit Number and Description				Location Reference

(a)	Financial Statements			Filed herewith

	3.0	Articles of Incorporation

		3.1	Certificate of Incorporation	Filed by reference

		3.2	By-Laws	Filed by reference

		3.3	Certificate of Amendment	Filed herewith

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FREEDOM HOLDINGS, INC.

Date: October 7, 2021	By:	/s/ Brian K. Kistler
	Name:	Brian K. Kistler
	Title:	Chief Executive Officer, President, Director (Principal Executive Officer) Chief Financial Officer (Principal Financial Officer)

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